UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

       PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF
                                      1934


     Date of Report (Date of earliest event reported): JULY 27, 2011 (JULY
                                   27, 2011)


                TIRE INTERNATIONAL ENVIRONMENTAL SOLUTIONS INC.
             (Exact name of registrant as specified in its charter)


           NEVADA                  000-28323                  98-0368586
     (State or other              (Commission               (IRS Employer
     jurisdiction of              File Number)              Identification No.)
     incorporation)


         1620 CYPRESS GARDENS ROAD, MONCKS CORNER, SOUTH CAROLINA 29461
              (Address of principal executive offices) (Zip Code)


                                 (843) 761-7955
               Registrant's telephone number, including area code


                                 NOT APPLICABLE
         (Former name or former address, if changed since last report.)



Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
[ ] Written communications pursuant to Rule 425 under the Securities Act
    (17 CFR 230.425)
[ ] Soliciting  material pursuant to Rule 14a-12 under the Exchange Act
    (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange
    Act (17 CFR 240.13e-4(c))























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ITEM  5.02  ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY
ARRANGEMENTS OF CERTAIN OFFICERS.

ELECTION OF DIRECTOR:

On July 27, 2011, Mr. James Rozier became a member of the Board of Director of Tire International Environmental Solutions Inc. (the "Company"). Jim Rozier is a South Carolina expert. He attended Clemson University and attended the civilian session of the United States Air Force War College. Jim was elected in November 1990, reelected in 1994, 1998 and 2002 as Berkeley County Supervisor. As Supervisor, he was the Chief Executive Officer for all County government operations and served as Chairman of County Council. While Supervisor he led the County through an era of significant economic growth, attracting more than eight and one half billion dollars of industrial investment, creating more than 43,000 total jobs. Prior to becoming the Berkeley County Supervisor, he spent the 30 previous years in national and international corporate management and operation of his own small businesses

Jim was Berkeley County Supervisor and Chairman of Berkeley County Council for 16 years. He has served on the following Boards and Commissions: Board of Trustees for Trident Medical Center, Board of Directors of both the Berkeley County and Charleston Metro Chambers of Commerce, Board of Directors of the South Carolina Association of Counties, Past President of the State Administrators and Supervisors Association, Past President of the State County Council Coalition, Chairman of Berkeley, Charleston, Dorchester Regional Transportation Authority, Past President of the State Regional Council of Governments, Chairman of the Governor's Rural Summit, Clemson University Board of Visitors, National Commission on Globalization of all U.
S. Counties, the BEST Committee, Chairman of the BEST Personnel and Finance Committee, Second Vice President, First Vice President, and President of the South Carolina Association of Counties, Chairman of the BCD Council of Governments, and Vice Chair of the National Association of Counties' Community and Economic Development Steering Committee. He currently serves on Farmers & Merchants Bank Board of Directors, Clemson University's Board of Advisors for Public Service and Agriculture, the Board of Directors of the South Carolina Aquarium, the Charleston Southern University Board of Visitors, and the Advisory Board for the Jim Self Center on the Future of Clemson University. He is active in his church, his community and various charitable organizations

Mr. Rozier received 100,000 shares of the Company's common stock as initial compensation for his services and will receive additional monetary compensation for attendance at Board of Directors meetings. Mr. Rozier may be asked to perform consulting services for the Company in connection with the Company's recently announced Moncks Corner, South Carolina project development. The Company has provided Mr. Rozier with the attached Indemnification. Mr. Rozier's term on the Board of Directors commences upon the Company finalizing its Director and Officer liability insurance coverage.



                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                TIRE INTERNATIONAL ENVIRONMENTAL SOLUTIONS INC.


July 27, 2011
                                   By: /s/ Antonio Care
                                       Antonio Care
                                President and Chief Executive Officer